CERTIFICATE OF AMENDMENT
                                                   TO
                                  RESTATED CERTIFICATE OF INCORPORATION
                                                   OF
                                  GREAT SALT LAKE MINERALS CORPORATION


         The undersigned officers, Marschall I. Smith and Rose Marie Williams, Vice President and Assistant Secretary, and Secretary, respectively of Great Salt Lake Minerals Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that:

1.   Article  FIRST  of  the  Restated   Certificate  of  Incorporation  of  the
     Corporation is hereby amended in its entirety as follows:

               "FIRST:   The name of the corporation is IMC Kalium Ogden Corp."

2. This Certificate of Amendment was duly adopted by unanimous consent of the directors and sole voting stockholder of the Corporation according to the provisions of Sections 141(f), 229 and 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 18th day of June, 1998.

                                                GREAT SALT LAKE MINERALS
                                                CORPORATION

     [seal]
                                                By:   /s/ Marschall I. Smith
                                                          Marschall I. Smith
                                                          Vice President and
                                                          Assistant Secretary

     Attest:


      /s/ Rose Marie Williams
     Rose Marie Williams
     Secretary


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